UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2006

iPCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51844	36-4350876
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1901 North Roselle Road, Schaumburg, Illinois	60195
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 885-2833

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Commencement of Arbitration

On December 8, 2006, iPCS Wireless, Inc., Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC, wholly owned subsidiaries of the Registrant (collectively, the “Claimants”), filed a Notice of Arbitration against Sprint Nextel Corporation, WirelessCo, L.P., Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company, L.P., APC PCS LLC and PhillieCo, L.P. (collectively, “Sprint”) with the International Institute for Conflict Prevention and Resolution.

The filing of the Notice of Arbitration commences an arbitration of the Claimants’ claims against Sprint with respect to the determination of the rates that Sprint proposes to charge the Claimants for the CCPU services and CPGA services that the Claimants obtain from Sprint pursuant to their affiliation agreements.  The CCPU services and CPGA services are back-office customer-related services that the Claimants historically have obtained from Sprint pursuant to the affiliation agreements with Sprint.  The CPGA services include services such as credit checks, telesales, logistics, shipping and handling and carrying costs.  The CCPU services include services such as billing, customer care, information technology, national platform, premium services, 3G products and services and directory assistance.  The Claimants incur charges for these services on either a per user basis (these services are referred to as the “CCPU services”) or on a per gross subscriber addition basis (these services are referred to as “CPGA services”).

Sections 3.2.2 and 7.2 of the Claimants’ services agreements with Sprint provide that if the Claimants cannot agree with Sprint’s proposed rates for the CCPU services and the CPGA services, then the Claimants may submit the determination of the new rates to arbitration.  Although the Claimants have elected to commence the arbitration, the Claimants anticipate continuing to engage in discussions with Sprint about the new rates.  Notwithstanding the upcoming arbitration, the new rates proposed by Sprint will take effect on January 1, 2007, and, if the rates determined in the arbitration are different, the new rates will be applied retroactively to January 1, 2007.

In accordance with the terms of the Claimants’ services agreements, the arbitration will occur in Chicago, Illinois, before a three-arbitrator panel.  The Registrant anticipates that the arbitration will conclude in second half of 2007.

For a detailed discussion of the proposed new rates, please see Item 2. “—Commitments and Contingencies” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

Motion for Contempt

On December 11, 2006, Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC, wholly owned subsidiaries of the Registrant (collectively, the “Horizon Entities”), filed a Motion For Contempt (the “Motion”) against Sprint Corporation, WirelessCo L.P., Sprint Spectrum L.P., SprintCom, Inc., Sprint Communications Company L.P., Nextel Communications, Inc., PhillieCo L.P. and APC PCS LLC (collectively, “Sprint”) in the Court of Chancery in the State of Delaware (the “Court of Chancery”).

The Motion alleges that Sprint is violating the Court of Chancery’s September 7, 2006 Final Order and Judgment (the “Final Order”) by offering iDEN products and services using the Sprint brand and marks or marks confusingly similar to those marks, including “Sprint,” “Sprint Business Essentials” and “Fair & Flexible.”  The Motion requests that the Court of Chancery enter an order finding Sprint in contempt of the Final Order and directing Sprint to cease and desist from violating the Final Order.

A copy of the Motion is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.
Exhibit 99.1

Motion for Contempt filed by Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC on December 11, 2006 in the Court of Chancery in the State of Delaware in and for Newcastle County.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: December 11, 2006	By	/s/ STEBBINS B. CHANDOR, JR.
Stebbins B. Chandor, Jr.
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
Exhibit 99.1

Motion for Contempt filed by Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC on December 11, 2006 in the Court of Chancery in the State of Delaware in and for Newcastle County.